UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2019, J.B. Hunt Transport Services, Inc. (the “Company”), and our wholly-owned subsidiary, J.B. Hunt Transport, Inc. (“Transport”), as guarantor, entered into an underwriting agreement (the “Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters, for the issuance and sale by the Company of $700 million in aggregate principal amount of its 3.875% Senior Notes due 2026 (the “Notes”). The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-229219) (the “Registration Statement”). The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and incorporated herein by reference in its entirety.

The Notes were issued on March 1, 2019 pursuant to the Indenture, dated as of March 1, 2019 (the “Base Indenture”), among the Company, Transport and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and supplemented by the First Supplemental Indenture, dated as of March 1, 2019 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, Transport and the Trustee. The Indenture provides, among other things, that the Notes will be unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured debt. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Transport and any other subsidiary of the Company that in the future becomes a borrower or a guarantor under the Company’s revolving credit agreement. Interest is payable on the Notes semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2019. The Notes will mature on March 1, 2026. Prior to January 1, 2026, the Company may redeem for cash, at any time or from time to time, in whole or in part, the Notes, at the redemption price specified in the Indenture. On and after January 1, 2026, the Company may redeem for cash at any time or from time to time, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes plus any unpaid interest accrued to the date of redemption. The terms of the Indenture, among other things, may limit the ability of the Company to incur additional debt secured by liens, engage in sale and leaseback transactions, and merge or consolidate with, or transfer all or substantially all of its assets to, another entity. The Indenture provides for customary events of default.

The foregoing summaries of the Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this current report on Form 8-K and incorporated herein by reference in their entirety.

The Company is also filing this current report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Notes that are to be incorporated by reference into the Registration Statement.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION.

See the information set forth in Item 1.01 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 8.01     OTHER EVENTS.

In connection with the issuance of the Notes, on March 1, 2019, Transport, as the borrower, the Company, as parent guarantor, Bank of America, N.A. as Administrative Agent and the Lenders party thereto entered into an amendment (the “First Amendment”) to the Credit Agreement, dated as of September 25, 2018, by and among the Company, Transport, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”). The First Amendment makes technical corrections to the Credit Agreement by adding the Base Indenture and future indentures to the Credit Agreement’s definition of “Indenture.”

The foregoing description is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference in its entirety.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of February 26, 2019, among the Company, Transport and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein

4.1	Base Indenture, dated as of March 1, 2019, by and among the Company, Transport and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of March 1, 2019, by and among the Company, Transport and Wells Fargo Bank, National Association, as Trustee

4.3	Form of 3.875% Senior Note due 2026 (set forth as Exhibit A to the First Supplemental Indenture attached as Exhibit 4.2 hereto)

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

10.1	Credit Agreement and related documents (incorporated by reference from Exhibit 10.1 of the Company’s current report on Form 8-K, filed September 28, 2018)

10.2	First Amendment to Credit Agreement, dated as of March 1, 2019, by and among the Company, Transport, Bank of America, N.A., as administrative agent, and the lenders party thereto

23.1	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.LC. (included in Exhibit 5.1)

25.1	Form T-1 Statement of Eligibility of Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 1st day of March, 2019.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)